UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

E-WASTE CORP.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-180251 (Commission File Number)	45-4390042 (I.R.S. Employer Identification No.)

500 W. 5th Street, Suite 800, PMB #58 Winston Salem, NC (Address of principal executive offices)	27101 (Zip Code)

Registrant’s telephone number, including area code: (401) 499-8911

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2021, E-Waste Corp., a Florida corporation (the “Company”), entered into a Loan Agreement (“Loan Agreement”) with EZRaider Global, Inc., a privately held Nevada company (“EZ Global”), and EZ Raider, LLC, a Washington limited liability company (“EZ Raider” and, together with EZ Global, the “Borrowers”), with respect to a loan the Company previously made to the Borrowers. As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on June 1, 2021, the Company loaned the Borrowers $2,000,000 on May 26, 2021 (the “Loan”). The proceeds of the Loan are being used by the Borrowers to negotiate the terms of an agreement to acquire DS Raider, Ltd., an Israeli company (“DS Israel”), and related transactions.

Pursuant to the terms of the Loan Agreement, the Borrowers issued the Company a Promissory Note in the principal amount of $2,000,000 (the “Note”). The Note bears interest at a rate of 5% per annum. The outstanding principal, plus any accrued and unpaid interest thereon, is due and payable November 26, 2021. However, if the proposed reverse merger among the Company and the Borrowers (the “Merger”) is consummated prior to the Note’s maturity date, the outstanding principal and any accrued and unpaid interest thereon, shall be forgiven and the Note shall be deemed to be repaid in full. The Borrowers agreed not to incur any debt ranking senior to or pari passu with the amount due under the Note, other than (a) indebtedness in connection with the contemplated Merger, (b) indebtedness incurred in the ordinary course of Borrowers’ business up to $5,000, and (c) the obligations of EZ Raider to an investor pursuant to an outstanding convertible note in the principal amount of $500,000, which is secured by a first priority interest on all the assets of EZ Raider.

As further inducement of the Company to enter into the Loan Agreement and make the Loan to the Borrowers, on July 19, 2021, the Borrowers executed and delivered to the Company a Pledge and Security Agreement (the “Pledge Agreement”), pursuant to which Moshe Azarzar, a principal of EZ Raider and EZ Global, granted the Company a first priority security interest in all of the shares he owns in each of EZ Raider and EZ Global. Mr. Azarzar agreed that, until the consummation of the contemplated Merger, or the repayment of the Loan, he would not directly or indirectly transfer, purchase or sell any equity interests in either EZ Global or EZ Raider without the prior written consent of the Company.

The foregoing descriptions of the Loan Agreement, the Note and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4,1 and 10.2, respectively, and incorporated herein by reference.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included in this Report:

Exhibit No.	Description

4.1	5% Secured Promissory Note, dated as of July 19, 2021, made to the Company by EZ Global, Inc. and EZ Raider, LLC

10.1	Loan Agreement, dated as of July 19, 2021, by and among the Company, EZ Global, Inc. and EZ Raider, LLC

10.2	Pledge and Security Agreement, dated as of July 19, 2021, by and among the Company, EZ Global, Inc., EZ Raider, LLC and Moshe Azarzar

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2021

	By:	/s/ Elliot Mermel
	Name:	Elliot Mermel
	Title:	President